      As filed with the Securities and Exchange Commission on July 23, 1998

                                             Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              SERVICE EXPERTS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    62-1639453
   (State or other juris-                           (I.R.S. Employer
  diction of incorporation                         Identification No.)
      or organization)

                          Six Cadillac Drive, Suite 400
                           Brentwood, Tennessee 37027
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                              --------------------

                              SERVICE EXPERTS, INC.
                        AMENDED 1996 INCENTIVE STOCK PLAN
                    AMENDED 1996 EMPLOYEE STOCK PURCHASE PLAN
                       1997 NONQUALIFIED STOCK OPTION PLAN
                AMENDED 1997 NONQUALIFIED STOCK PURCHASE PLAN AND
                    AMENDED SERVICE CENTER STOCK OPTION PLAN
                            (Full title of the plan)
           Alan R. Sielbeck                              Copies to:
         Service Experts, Inc.                       J. Chase Cole, Esq.
     Six Cadillac Drive, Suite 400              Waller Lansden Dortch & Davis,
      Brentwood, Tennessee 37027        A Professional Limited Liability Company
(Name and address of agent for service)          2100 Nashville City Center
           (615) 371-9990                              511 Union Street
(Telephone number, including area code,          Nashville, Tennessee 37219
        of agent for service)

================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
  Title of Securities        Amount to be          Offering Price       Aggregate Offering          Amount of
   to be Registered          Registered(1)            Per Share                Price            Registration Fee
================================================================================================================
Common Stock, $.01 par      302,353 shares             $31.14              $9,415,272.42             $2,778
       value (2)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       71,087 shares             $21.36              $1,518,418.32              $448
       value (3)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par      184,870 shares             $32.08              $5,930,629.60             $1,750
       value (4)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       5,112 shares              $21.36               $109,192.32                $32
       value (5)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par      259,321 shares             $27.35              $7,092,429.35             $2,092
       value (6)
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par    782,681 shares (8)           $36.44             $28,518,938.94             $8,413
       value (7)
----------------------------------------------------------------------------------------------------------------
         Total             1,605,424 shares            $32.75             $52,584,880.95             $15,513
================================================================================================================


(1) 1,300,000 and 350,000 shares of Common Stock are authorized for issuance under the Amended 1996 Incentive Stock Plan and Amended 1996 Employee Stock Purchase Plan, respectively, of which 700,000 and 100,000 shares, respectively, were registered on the Company's Registration Statement on Form S-8 (Reg. No. 333-11791).
(2) Represents 302,353 shares reserved for issuance at the weighted average exercise price of $31.14 per share pursuant to options previously granted under the Amended 1996 Incentive Stock Plan.
(3) Represents 71,087 shares reserved for issuance at the weighted average exercise price of $21.36 per share pursuant to options previously granted under the Amended 1996 Employee Stock Purchase Plan.
(4) Represents 184,870 shares reserved for issuance at the weighted average exercise price of $32.08 per share pursuant to options previously granted under the Amended 1997 Nonqualified Stock Option Plan.
(5) Represents 5,112 shares reserved for issuance at the weighted average exercise price of $21.36 per share pursuant to options previously granted under the Amended 1997 Nonqualified Stock Purchase Plan
(6) Represents 259,321 shares reserved for issuance at the weighted average exercise price of $27.35 per share pursuant to options previously granted under the Amended Service Center Stock Option Plan.
(7)    Represents 297,647, 178,913, 87,330, 144,888 and 73,903 shares reserved for issuance pursuant to future grants of stock options under the Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Purchase Plan, the 1997 Nonqualified Stock Option Plan, the Amended 1997 Nonqualified Stock Purchase Plan, and the Amended Service Center Stock Option Plan, respectively.
(8) Estimated solely for purposes of determining the amount of the registration fee, in accordance with Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low sales price on July 20, 1998.

                                EXPLANATORY NOTE


     The Reoffer Prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers or resales of the common stock, $.01 par value per share (the "Common Stock"), of Service Experts, Inc., a Delaware corporation (the "Company"), acquired by "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")) and by holders of shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) under the Securities Act, pursuant to the exercise of options under the Company's Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Purchase Plan, 1997 Nonqualified Stock Option Plan, Amended 1997 Nonqualified Stock Purchase Plan and Amended Service Center Stock Option Plan.

Reoffer Prospectus

                                1,605,424 SHARES

                              SERVICE EXPERTS, INC.

                                  COMMON STOCK

     This Reoffer Prospectus (the "Prospectus") is being used in connection with the reoffer or resale of shares of Common Stock, $.01 par value per share (the "Common Stock"), of Service Experts, Inc., a Delaware corporation (the "Company"), by certain "affiliates" of the Company (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act")), and employees of the Company (the "Selling Stockholders") who hold shares of Common Stock issued under certain employee benefit plans of the Company which shares constitute "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, which have been or may be acquired by them and are available to be resold by them pursuant to the Company's Amended 1996 Incentive Stock Plan (the "Incentive Plan"), Amended 1996 Employee Stock Purchase Plan (the "Purchase Plan"), 1997 Nonqualified Stock Option Plan (the "Nonqualified Option Plan"), Amended 1997 Nonqualified Stock Purchase Plan (the "Nonqualified Purchase Plan") and the Amended Service Center Option Plan (the "Service Center Plan") (collectively, the "Plans").

     The shares may be offered by the Selling Stockholders from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     None of the proceeds from the sale of the shares by any of the Selling Stockholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel and other advisors to the Selling Stockholders) in connection with the registration of the shares being offered by such Selling Stockholders.

                        ---------------------------------
            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                  OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                        ---------------------------------

                                  July 23, 1998

                                TABLE OF CONTENTS

                                                                            PAGE

AVAILABLE INFORMATION..........................................................3


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE................................4


SERVICE EXPERTS, INC...........................................................5


USE OF PROCEEDS................................................................5


SELLING STOCKHOLDERS...........................................................6


PLAN OF DISTRIBUTION...........................................................6


LEGAL MATTERS..................................................................7


EXPERTS........................................................................7

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The Company has furnished and intends to furnish reports to its stockholders, which will include financial statements audited by its independent certified public accounts, and such other reports as it may determine to furnish or as required by law, including Sections 13(a) and 15(d) of the Exchange Act. Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices located in the Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, and the address of such site is http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange. Proxy statements, reports and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

     The Company has filed a registration statement (the "Registration Statement") on Form S-8 with respect to the Common Stock offered hereby with the Commission under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERINGS HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated herein by reference as of the dates thereof:

     (1)  Annual Report on Form 10-K for the year ended December 31, 1997;

     (2)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (3)  Current Report on Form 8-K dated January 8, 1998; and

     (4) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 23, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing herein is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO ANTHONY M. SCHOFIELD, SERVICE EXPERTS, INC., SIX CADILLAC DRIVE, SUITE 400, BRENTWOOD, TENNESSEE 37027 (TELEPHONE NUMBER 615-371-9990).

                              SERVICE EXPERTS, INC.

     The Company is one of the leading providers of residential heating, ventilating and air conditioning ("HVAC") services and replacement equipment in the United States, and management believes the Company will continue to be a leading consolidator of the fragmented HVAC service and replacement industry. As of the date of this Prospectus, the Company operates 85 HVAC service and replacement businesses ("Service Centers") in 32 states and owns Contractor Success Group, Inc., a company that provides HVAC businesses proprietary products, as well as marketing, management, educational and advisory services. The Service Centers install, service and maintain central air conditioners, furnaces and heat pumps, primarily in existing homes. Management estimates that in 1997 over 80% of the Company's pro forma net revenue was derived from replacing, maintaining and servicing HVAC equipment at existing residences and to the sale of ancillary products such indoor air quality devices and services. The Company focuses on the service and replacement segment of the HVAC industry rather than the new construction segment because management believes that the service and replacement segment exposes the Company to less credit risk and offers higher margins.

     The executive offices of the Company are located at Six Cadillac Drive, Suite 400, Brentwood, Tennessee 37027, and its telephone number is 615-371-9990.

     The shares of Common Stock offered hereby have been or will be purchased by the Selling Stockholders upon exercise of options granted to them and will be sold for the account of the Selling Stockholders.


                                 USE OF PROCEEDS

     All of the shares of Common Stock are being offered by the Selling Stockholders. The Company will not receive any proceeds from the sale of shares of Common Stock by any of the Selling Stockholders as contemplated herein.

                              SELLING STOCKHOLDERS

     The following table shows (i) the name of each of the Selling Stockholders who may be considered "affiliates" of the Company within the meaning of the Securities Act (the "Affiliates"); (ii) the number of shares of Common Stock held by each Affiliate as of July 15, 1998; (iii) the number of such shares of Common Stock covered by this Prospectus; and (iv) the amount and the percentage of the Common Stock to be owned by each Selling Stockholder after completion of this offering, assuming the sale of all shares of Common Stock covered by this
Prospectus:

                              SHARES OWNED                                                 PERCENTAGE
     POTENTIAL                    AS OF               SHARES          SHARES OWNED            OF
SELLING STOCKHOLDER         JULY 15, 1998 (1)         OFFERED        AFTER OFFERING         CLASS (2)
-------------------         -----------------         -------        --------------         ---------
Alan R. Sielbeck                821,252               40,000            781,252                5.0%
Ronald L. Smith                  64,324               40,000             24,324                 *
Alfred W. Taylor III             40,000               40,000               0                    *
Anthony M. Schofield             43,000                  0               43,000                 *
Norman T. Rolf, Jr.             138,341               17,778            120,563                 *

---------------

 *       Indicates less than 1% ownership.
(1) Includes shares of Common Stock underlying options granted to such Selling Stockholders under the Amended 1996 Incentive Stock Plan and the 1997 Nonqualified Stock Option Plan, whether or not exercisable as of or within 60 days of July 15, 1998.
(2)      Computation based upon 16,549,473 shares outstanding on July 15, 1998.

     The preceding table reflects all Affiliates who are eligible to reoffer and resell Common Stock, whether or not they have a present intent to do so. At the date of this Prospectus, the Company does not know the names of any persons who intend to resell shares of Common Stock of the Company acquired pursuant to the Plans. There can be no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder. The Selling Stockholders will be employees or executive officers of the Company or its subsidiaries who have been or may be granted options under the Plans. The Company will supplement this Prospectus with the names of the Selling Stockholders not shown in the table above and the amount of shares of Common Stock to be reoffered by them as that information becomes known, unless such Selling Stockholders are not Affiliates and are selling no more than the lesser of 1,000 shares or one percent of the shares issuable under the applicable Plan.

                              PLAN OF DISTRIBUTION

                  The shares of Common Stock being offered by the Selling Stockholders are offered for their own accounts. The Company will not receive any of the proceeds from any eventual sales of such shares of Common Stock. The shares may be offered by the Selling Stockholders from time to time in transactions on the New York Stock Exchange, in negotiated transactions, through the writing of options on the shares, or a combination of such methods of sale, at prices related to prevailing market prices, or at negotiated prices.

The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


                                  LEGAL MATTERS

     Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Waller Lansden Dortch & Davis, A Professional Limited Liability Company, Nashville, Tennessee, counsel to the Company.


                                     EXPERTS

         The consolidated financial statements of Service Experts, Inc. and the combined financial statements of Parrot Mechanical, Inc. et al. incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon incorporated by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

Prospectus

                                1,605,424 SHARES

                              SERVICE EXPERTS, INC.

                                  COMMON STOCK

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents incorporated by reference into Item 3 of Part II of this Registration Statement (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates) are incorporated by reference into the Section 10(a) prospectus, and are available, without charge, to the participants upon written or oral request to Anthony M. Schofield, Service Experts, Inc., Six Cadillac Drive, Suite 400, Brentwood, Tennessee 37027 (telephone number 615-371-9990).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission by the Registrant are incorporated herein by reference as of the dates thereof:

          (1) Annual Report on Form 10-K for the year ended December 31, 1997;

          (2) Quarterly Report on Form 10-Q for the quarter ended March 31,
     1998;

          (3) Current Report on Form 8-K dated January 8, 1998; and

          (4) The description of the Common Stock contained in the Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act on May 23, 1997.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.           Description of Securities.

                  Not applicable.

ITEM 5.           Interests of Named Experts and Counsel.

                  Not applicable.

ITEM 6.           Indemnification of Directors and Officers.

                  (a) The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such person's status as a current or former director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by such person provided such person acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (iii) with respect to a criminal action, had no reasonable cause to believe such person's conduct was unlawful. The termination of an action, suit or proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that a person did not meet the standard of conduct set forth above. In actions brought by or in the right of the corporation, however, the DGCL provides that no indemnification may be made if the person was adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that a present or former director or officer of the corporation is successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer, the DGCL mandates that the corporation indemnify such person against expenses (including attorneys' fees) incurred by such person in connection with such proceeding. The corporation may advance litigation expenses, including attorneys' fees, to an officer or director who is a party to a proceeding upon such persons' undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The indemnification and advancement of expenses under the DGCL are not deemed exclusive of any other rights to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                  (b) Article VII of the Registrant's Restated Certificate of Incorporation provides as follows:

                           (i) The Corporation shall indemnify, and upon request
                  shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses
                  (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

                           (ii) Notwithstanding the foregoing, the Corporation
                  shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                           (iii) The rights to indemnification and advancement
                  of expenses set forth in this Article VII are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VII are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VII are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

                           (iv) Any repeal or modification of the provisions of
                  this Article VII, either directly or by the adoption of an inconsistent provision of this

                  Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VII which occur subsequent to the effective date of such amendment.

                  (c) The Company has obtained insurance for its directors and executive officers in amounts of $5,000,000 per claim and $5,000,000 for annual aggregate claims.

                  (d) The Amended 1996 Employee Stock Purchase Plan and Amended 1997 Nonqualified Stock Purchase Plan each provide that, with respect to the administration of the plan, the Company shall indemnify each present and future member of the Compensation Committee and the Board of Directors against, and each member of the Compensation Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Company, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Compensation Committee and the Board of Directors, whether or not he or she continues to be such a member at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Compensation Committee and the Board of Directors or (ii) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided, further, that no right of indemnification under the provisions described above shall be available to or enforceable by any such member unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend the same at its own expense. The right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Compensation Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Compensation Committee or Board of Directors may be entitled as a matter of law, contract or otherwise.

ITEM 7.           Exemption from Registration Claimed.

                  Shares of Common Stock previously issued under the Company's Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Purchase Plan, 1997 Nonqualified Stock Option Plan, Amended 1997 Nonqualified Stock Purchase Plan and Amended Service Center Stock Option Plan, including the granting of options to purchase shares of Common Stock, were so issued or granted in reliance upon Section 4(2) of the Securities Act.

ITEM 8.    Exhibits.

           4.1   -   Restated Certificate of Incorporation of the Registrant (a)

           4.2   -   Bylaws of the Registrant (a)

           4.3   -   Form of Common Stock Certificate (b)

           5     -   Opinion of Waller Lansden Dortch & Davis, A Professional
                     Limited Liability Company

           23.1  -   Consent of Ernst & Young LLP

           23.2  -   Consent of Waller Lansden Dortch & Davis, A Professional
                     Limited Liability Company (contained in their opinion filed as Exhibit 5 to this Registration Statement)

           24    -   Power of Attorney (included on the signature page)

           99.1  -   Registrant's 1996 Incentive Stock Plan (a)

           99.2  -   Amendment No. 1 to 1996 Incentive Stock Plan

           99.3  -   Amendment No. 2 to 1996 Incentive Stock Plan

           99.4  -   Registrant's 1996 Employee Stock Purchase Plan (a)

           99.5  -   Amendment No. 1 to 1996 Employee Stock Purchase Plan

           99.6  -   Amendment No. 2 to 1996 Employee Stock Purchase Plan

           99.7  -   Registrant's 1997 Nonqualified Stock Option Plan (c)

           99.8  -   Registrant's 1997 Nonqualified Stock Purchase Plan (c)

           99.9  -   Amendment No. 1 to 1997 Nonqualified Stock Purchase Plan

           99.10 -   Service Center Stock Option Plan

           99.11 -   Amendment No. 1 to Service Center Stock Option Plan

--------------------
(a) Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c) Incorporated by reference to the Registrant's Registration Statement on Form S-4, Registration No. 333-12319.

ITEM 9.    UNDERTAKINGS.

           (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 22, 1998.

                                     SERVICE EXPERTS, INC.


                                     By:          /s/ Alan R. Sielbeck
                                         --------------------------------------
                                                      Alan R. Sielbeck
                                          Chairman, Chief Executive Officer and
                                                         President


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Alan R. Sielbeck and Anthony M. Schofield his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Name                                     Title                            Date
             ----                                     -----                            ----
/s/ Alan R. Sielbeck                         Chairman of the Board, Chief          July 22, 1998
------------------------------------       Executive Officer and President
Alan R. Sielbeck                             (principal executive officer)


/s/ Anthony M. Schofield                  Chief Financial Officer (principal       July 22, 1998
------------------------------------       financial and accounting officer)
Anthony M. Schofield

/s/ Raymond J. DeRiggi
------------------------------------                   Director                    July 22, 1998
Raymond J. DeRiggi

/s/ Allen L. Hovious
------------------------------------                   Director                    July 22, 1998
Allen L. Hovious

/s/ Norman T. Rolf, Jr.
------------------------------------                   Director                    July 22, 1998
Norman T. Rolf, Jr.

/s/ William G. Roth
------------------------------------                   Director                    July 22, 1998
William G. Roth

------------------------------------                   Director
Timothy G. Wallace


                                  EXHIBIT INDEX

4.1        -      Restated Certificate of Incorporation of the Registrant (a)
4.2        -      Bylaws of the Registrant (a)
4.3        -      Form of Common Stock Certificate (b)
5          -      Opinion of Waller Lansden Dortch & Davis, A Professional Limited
                  Liability Company
23.1       -      Consent of Ernst & Young LLP
23.2       -      Consent of Waller Lansden Dortch & Davis, A Professional Limited
                  Liability Company (contained in their opinion filed as
                  Exhibit 5 to this Registration Statement)
24         -      Power of Attorney (included on the signature page)
99.1       -      Registrant's 1996 Incentive Stock Plan (a)
99.2       -      Amendment No. 1 to 1996 Incentive Stock Plan
99.3       -      Amendment No. 2 to 1996 Incentive Stock Plan
99.4       -      Registrant's 1996 Employee Stock Purchase Plan (a)
99.5       -      Amendment No. 1 to 1996 Employee Stock Purchase Plan
99.6       -      Amendment No. 2 to 1996 Employee Stock Purchase Plan
99.7       -      Registrant's 1997 Nonqualified Stock Option Plan (c)
99.8       -      Registrant's 1997 Nonqualified Stock Purchase Plan (c)
99.9       -      Amendment No. 1 to 1997 Nonqualified Stock Purchase Plan
99.10      -      Registrant's Service Center Stock Option Plan
99.11      -      Amendment No. 1 to Service Center Stock Option Plan




--------------------
(a) Incorporated by reference to the Registrant's Registration Statement on Form S-1, Registration No. 333-07037.
(b) Incorporated by reference to the Registrant's Registration Statement on Form 8-A, File No. 000-21173.
(c) Incorporated by reference to the Registrant's Registration Statement on Form S-4, Registration No. 333-12319.